As filed with the Securities and Exchange Commission on January 19, 2000

                                                             File No.___________

_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        IMAGING DIAGNOSTIC SYSTEMS, INC.

                 (Name of Small Business Issuer in its charter)

                      Florida                               22-2671269
          (State or other jurisdiction of            (IRS Employer Ident. No.)
         incorporation or organization)


                  6531 NW 18th Court, Plantation, Florida 33313
              (Address of Principal Executive Offices and Zip code)

                    Issuer's telephone number: (954) 581-9800

                                ----------------

                           Incentive Stock Option Plan

                            (Full title of the plan)

                                ----------------

                                 Linda B. Grable
                                    President
                               6531 NW 18th Court
                            Plantation, Florida 33313
                                  (954)581-9800
                     (Name and address of agent of service)

                         CALCULATION OF REGISTRATION FEE

Title of                         Proposed Max.    Proposed Max
Securities to    Amount to be    offering price   aggregate           Amount of
be registered    registered(1)   per share(1)     offering price(1)   Registration fee(1)

Common Stock        500,000        $1.88             $940,000             $284.85
(no par value)


(1) Estimated solely for calculating the amount of the registration fee, pursuant to rule 457(h) under the securities Act of 1933, as amended.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.

                                     PART II

               INFORMATION REQUIRED FOR THE REGISTRATION STATEMENT

ITEM 3 - INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed in (1) through (3) below are incorporated by reference in the Registration Statement. All documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof form the date of filing such documents.

     (1) Our latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in our case, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for our latest fiscal year for which statement have been filed or (2) our effective registration statement on Form 10-SB or 30F filed under the Exchange Act containing audited financial statements for our latest fiscal year.

     (2) All reports and documents filed by us pursuant to Section 13(a), 14, or 15(d) of the Exchange Act. Written requests for such copies should be directed to Corporate Secretary, Imaging Diagnostic Systems, Inc., 6531 NW 18th Court, Plantation, Florida 33313, telephone (954)581-9800.

     (3) The description of our common stock which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4 - DESCRIPTION OF SECURITIES

The class of securities to be offered hereby is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of our securities is set forth in the Registration Statement filed pursuant to Form 10-SB: the Company registered common stock which is entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights nor does the common stock have preemptive, subscription nor conversion rights and is not redeemable by the Registrant.

ITEM 5 - INTERESTS OF NAMED EXPERTS OR COUNSEL

Adam K. Feldman, Esq. has rendered an opinion on the validity of the securities being registered. Mr. Feldman is a counsel to the Company.

ITEM 6 - INDEMNIFICATION

Article XII of the Company's By-Laws provides as follows:

         1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

         2. So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

         3. To the extent that a Director, Officer, or other corporate agent of this corporation has been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to in sections (a) and (b), above, or in defense of any claim, issue, or matter therein, he shall be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4. Expenses incurred by a Director, Officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action suit, or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8 - EXHIBITS

Exhibit                    Description

     (4)(i) All instruments that define the rights of the holders of the equity securities that the issuer is registering, including the pages from the articles of incorporation or by-laws that define those rights.

     (5.1) Opinion dated January 19, 2000, of Adam K. Feldman, Esq. relating to the issuance of shares of Common Stock pursuant to the Incentive Stock Option Plan.

     (10.3) 1995 Incentive Stock Option Plan of Imaging Diagnostic Systems, Inc.

     (24.1) Consent of Adam K. Feldman, Esq. included in the opinion filed as exhibit (5) hereto.

     (24.2) Consent of Independent Certified Public Accountants.

         ITEM 9 - UNDERTAKINGS

(1) The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and,

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registration of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation and the State of Florida, on the 19th day of January, 2000.


         IMAGING DIAGNOSTIC SYSTEMS, INC.

         By:      /s/ Linda B. Grable
                  Linda B. Grable
                  Chairman of the Board,
                  Director and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         By:      /s/ Linda B. Grable
                  Linda B. Grable
                  Chairman of the Board,
                  Director and President

         Dated: January 19, 2000


         By:      /s/Allan L. Schwartz
                  Allan L. Schwartz
                  Director and Executive Vice-President

         Dated: January 19, 2000


         By:      /s/Richard J. Grable
                  Richard J. Grable
                  Director and Chief Executive Officer

         Dated: January 19, 2000

                                     EXHIBIT
                        IMAGING DIAGNOSTIC SYSTEMS, INC.

         (4)(i) All instruments that define the rights of the holders of the equity securities that the issuer is registering, including the pages from the articles of incorporation or by-laws that define those rights.

                                  EXHIBIT (5.1)
                        IMAGING DIAGNOSTIC SYSTEMS, INC.

                [Letterhead of Adam K. Feldman, Attorney at Law]


January 19, 2000

Imaging Diagnostic Systems, Inc.
6531 N.W. 18th Court
Plantation, FL  33313

         Re:      Registration Statement on Form S-8
                  Imaging Diagnostic Systems, Inc.;
                  Incentive Stock Option Plan

Gentleman:

         This opinion is submitted pursuant to applicable rules of the Securities and Exchange Commission with respect to the registration by Imaging Diagnostic Systems, Inc. (the "Company") of 500,000 shares of Common Stock, no par value (the "Common Stock") underlying the options in the Incentive Stock Option Plan (the "Plan").

         In my capacity as counsel to the Company, I have examined the original, certified, conformed, or other copies of the Plan, the Company's Certificate of Incorporation, By-Laws and corporate minutes provided to me by the Company. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Based upon and in reliance of the foregoing, I am of the opinion that the Common Stock, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

Imaging Diagnostic Systems, Inc.
January 19, 2000
Page 2.

         I hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                            /s/Adam K. Feldman
                                            Adam K. Feldman, Esq.

                                 EXHIBIT (10.3)
                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                       1995 Incentive Stock Option Plan of
                        Imaging Diagnostic Systems, Inc.

                                 EXHIBIT (24.1)
                        IMAGING DIAGNOSTIC SYSTEMS, INC.

Consent of Adam K. Feldman, Esq. included in the opinion filed as exhibit (5.1) hereto.

                                 EXHIBIT (24.2)
                        IMAGING DIAGNOSTIC SYSTEMS, INC.

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 31, 1999, which appears on page F-1 of our financial statements included in the Imaging Diagnostic Systems, Inc. Form 10-KSB, dated October 11, 1999.

                                    /S/Margolies, Fink and Wichrowski
                                    MARGOLIES, FINK AND WICHROWSKI
                                    Certified Public Accountants
                                    Pompano Beach, Florida

         January 19, 2000